EXHIBIT 10.2

IMCO RECYCLING INC.

ANNUAL INCENTIVE PROGRAM

(As amended February 25, 1997, April 1, 1997, May 13, 1997, May 13, 1998,

October 20, 1999, May 10, 2000 and February 12, 2001)

Purpose

The purpose of the IMCO Recycling Inc. Annual Incentive Program is to advance the interests of IMCO Recycling Inc. and its stockholders by providing certain key employees with a proprietary interest in the Company through the granting of Incentive Stock Options and Nonqualified Stock Options which will increase the interest of such key employees in the Company’s welfare, furnish an incentive to such key employees to continue their services for the Company and provide a means through which the company may attract able persons to enter its employ or serve as officers and directors. The Plan also provides for the payment of an annual retainer to the Company’s non-employee directors.

ARTICLE I

Definitions

For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

“Annual Meeting Date” has the meaning assigned to it in Section 9.3.

“Annual Retainer” has the meaning assigned to it in Section 9.1.

“Board” means the board of directors of the Company.

“Change in Control” means the occurrence of any of the following events: (i) there shall be consummated any merger or consolidation pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, or any sale, lease, exchange or other disposition (excluding disposition by way of mortgage, pledge or hypothecation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination, all or substantially all of the holders of the outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50.1% of the outstanding common stock or equivalent equity interests of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock, (ii) the stockholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company, (iii) any “person” (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the 1934 Act) or any “group” (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Company or any successor of the Company or any Subsidiary of the Company or any employee benefit plan of the Company or any Subsidiary (including such plan’s trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Company representing 50.1% or more of the Company’s then outstanding securities having the right to vote in the election of directors, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by the Company’s stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” has the meaning assigned to it in Article II.

“Common Stock” means the common stock which the Company is currently authorized to issue or may in the future be authorized to issue.

“Company” means IMCO Recycling Inc., a Delaware corporation.

“Date of Grant” means the effective date on which an option is awarded to a Participant as set forth in the stock option agreement.

“Discretionary Option” has the meaning assigned to it in Section 5.1.

“Election” has the meaning assigned to it in Section 9.2.

“Election Portion” has the meaning assigned to it in Section 9.2.

“Eligible Participant” has the meaning assigned to it in Section 6.1.

“Fair Market Value” of the Company’s shares of Common Stock means (i) the closing sale price per share on the principal securities exchange on which the Common Stock is traded (or if there is no sale on the relevant date, then on the last previous day on which a sale was reported), or (ii) the mean between the closing or average (as the case may be) bid and asked prices per share of Common Stock on the over-the-counter market, whichever is applicable.

“Incentive Stock Option” means an option to purchase shares of Common Stock granted to an Eligible Participant pursuant to Article VI and which is intended to qualify as an incentive stock option under Section 422 of the Code.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Nonqualified Stock Option” means an option to purchase shares of Common Stock granted to a Participant pursuant to Article V and which is not intended to qualify as an incentive stock option under Section 422 of the Code.

“Option Amount” has the meaning assigned to it in Section 5.1.

“Participant” means any key employee of the Company or any of its Subsidiaries that the Committee has determined to be eligible for participation in the Plan and who, on the particular Payment Date, is, subject to Article IV of the Plan, then employed by the Company or any of its Subsidiaries; provided that, solely for the purposes of Section 5.1 of the Plan and the Discretionary Options which may be granted pursuant thereto, “Participants” shall mean any employee of the Company or any Subsidiary of the Company or any non-employee director, officer or consultant of the Company or any Subsidiary who is, or who is proposed to be, a recipient of a Discretionary Option.

“Plan” means the IMCO Recycling Inc. Annual Incentive Program, as it may be amended from time to time.

“Reload Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option granted pursuant to Section 7.2.

“Restricted Stock” has the meaning assigned to it in Section 7.3.

“Restriction Period” has the meaning assigned to it in Section 7.3.

“Spread” has the meaning assigned to it in Article XIV.

“Stock Dividend” means a dividend or other distribution declared on the shares of Common Stock payable in (i) capital stock of the Company or any Subsidiary of the Company, or (ii) rights, options or warrants to receive or purchase capital stock of the Company or any Subsidiary of the Company, or (iii) securities convertible into or exchangeable for capital stock of the Company or any Subsidiary of the Company, or (iv) any capital stock received upon the exercise, or with respect to, the foregoing.

“Stock Options” shall mean any and all Incentive Stock Options, Nonqualified Stock Options and Reload Stock Options granted pursuant to the Plan.

“Stock Portion” has the meaning assigned to it in Section 9.2.

“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Stock Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain, and “Subsidiaries” means more than one of any such corporations.

ARTICLE II

Administration

Subject to the terms of this Article II, the Plan shall be administered by the Compensation Committee (the “Committee”) of the Board, which shall consist of at least two members. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. Each member of the Committee, at the time of his appointment to the Committee and while he is a member thereof, must be an “outside director”, as that term is defined under Section 162(m) of the Code.

The Board shall select one of its members to act as the Chairman of the Committee, and the Committee shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Subject to the terms hereof, the Committee shall designate from time to time the key employees, directors, consultants, or officers of the Company to whom Stock Options will be granted, interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable. In this regard, the Committee may consider and give appropriate weight to input from representatives of management of the Company regarding the contributions or potential contributions to the Company or a Subsidiary of certain of the employees, officers or consultants, or potential employees, officers or consultants, of the Company or any Subsidiary.

The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Stock Options issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. The Committee may, in its absolute discretion, (i) accelerate the date on which any Stock Option granted under the Plan becomes exercisable, (ii) extend the date on which any Stock Option granted under the Plan ceases to be exercisable and (iii) remove, suspend or alter the restrictions imposed under Section 7.3 of the Plan. Except as provided below, any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties, including the Company and all Participants.

ARTICLE III

Shares Subject to Plan

Subject to the provisions of Articles XIII and XIV of the Plan, the aggregate number of shares which may be issued to Participants under grants of Stock Options made by the Committee under the Plan shall be:

(a)    1,200,000 shares of Common Stock; plus

(b)    the number of shares that are delivered or tendered, or withheld from any exercise, by a Participant as full or partial payment made to the Company in connection with the exercise price of any Stock Option or in connection with satisfying the Participant’s tax withholding obligations pursuant to Section 16.6 of the Plan, to the extent that a Reload Stock Option is granted to purchase such number of shares so delivered to or withheld by the Company.

The aggregate number of shares of Common Stock that may be represented by grants of Stock Options made to any Participant under the Plan in any Company fiscal year may not exceed 100,000 shares. Shares to be distributed and sold under the Plan may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury; provided, however, that with regards to any Stock Options granted covering any of the additional 300,000 shares reserved under the Plan pursuant to that certain amendment to the Plan dated May 10, 2000, only Company treasury shares or shares of Common stock repurchased by the Company may be utilized and made available with respect to the primary shares covered by such stock option grants. Shares that by reason of the expiration or unexercised termination of a Stock Option are no longer subject to purchase may be reoffered under the Plan. Shares of Common Stock that are forfeited pursuant to the terms of the Plan shall be returned to the Plan and made available for future grant. However, in no event may the aggregate number of shares of Common Stock that may be represented by grants of Incentive Stock Options made to Participants under the Plan exceed 900,000 shares.

ARTICLE IV

Eligibility

The Committee shall, from time to time, but not less often than annually, select the particular key members of management of the Company and its Subsidiaries to whom Stock Options provided for under the Plan may be granted. Employees who participate in this Plan may also participate in other incentive or benefit plans of the Company or any Subsidiary. As used herein, the term “employee” shall mean any person employed full-time by the Company or Subsidiary on a salaried basis, and the term “employment” shall mean full-time salaried employment by the Company or a Subsidiary. In addition, the Committee shall from time to time select the particular employees, consultants, officers and directors of the Company and its Subsidiaries to whom Discretionary Options to be granted pursuant to Section 5.1 of the Plan are to be granted.

ARTICLE V

Discretionary Stock Options

5.1    Grants of Discretionary Stock Options.    Notwithstanding any provision contained in this Plan to the contrary, the Committee may, in its sole discretion, at any time and from time to time, select Participants and grant Stock Options (“Discretionary Options”) to any such Participant in recognition of such Participant’s contributions or potential contributions to the Company or any Subsidiary. In this regard, the Committee shall consider and give appropriate weight to input from representatives of management of the Company regarding the contributions or potential contributions to the Company or a Subsidiary of particular employees, officers or consultants, or potential employees, officers or consultants of the Company or a Subsidiary.

5.2    Stock Option Agreements.    Each grant of Stock Options shall be evidenced by a stock option agreement setting forth the total number of shares subject to the Stock Option, the exercise price, the term of the Stock Option, whether such Stock Option is an Incentive Stock Option or a Nonqualified Stock Option, and such other terms and provisions as are approved by the Committee, but, except to the extent permitted herein, are not inconsistent with the Plan. In the case of an Incentive Stock Option, the stock option agreement shall also include provisions that may be necessary to assure that the option is an incentive stock option under Section 422 (or any successor provision) of the Code. The Company shall execute stock option agreements upon instructions from the Committee.

5.3    Exercise Price.    The exercise price for a Nonqualified Stock Option shall be equal to the Fair Market Value per share of the Common Stock on the Date of Grant. The exercise price for an Incentive Stock Option shall be determined by the Committee and shall be an amount not less than the Fair Market Value per share of the Common Stock on the Date of Grant; the Committee shall determine the Fair Market Value of the Common Stock on the Date of Grant, and shall set forth the determination in its minutes. Notwithstanding anything to the contrary contained in this Section 5.3, the exercise price of each Stock Option granted pursuant to the Plan shall not be less than the par value per share of the Common Stock.

5.4    Option Period and Exercisability.    Subject to Article VIII hereof, the option period will begin and terminate on the respective dates specified by the Committee, but may not terminate later than ten years from the Date of Grant. No Stock Option granted under the Plan may be exercised at any time after its term. The Committee may provide for the exercise of Stock Options in installments and upon such terms, conditions and restrictions as it may determine. The Committee shall have the right to accelerate the time at which any Stock Option granted to a Participant shall become exercisable. In the event of the retirement of an employee of the Company or a Subsidiary in accordance with the standard retirement policies of the Company or the Subsidiary, as the case may be, all unmatured installments of Stock Options outstanding shall automatically be accelerated and exercisable in full in accordance with the provisions of Article VIII. In addition, in accordance with paragraph (d) of Article XIV hereof, in the event of a Change in control of the Company, all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full.

ARTICLE VI

Limits on Incentive Stock Options

6.1    Option Period.    Notwithstanding the provisions of Sections 5.4 and 7.2 hereof, if a Participant eligible to receive a grant of an Incentive Stock Option under Section 422 of the

Code (an “Eligible Participant”) owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any Subsidiary of the Company) and an Incentive Stock Option is granted to such Eligible Participant, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the Date of Grant. In addition, the option exercise price of any such Incentive Stock Option granted to any such Eligible Participant owning more than 10% of the combined voting power of all classes of stock of the Company (or any Subsidiary of the Company) shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

6.2    Limitation on Exercises of Shares Subject to Incentive Stock Options.    To the extent required by the Code for incentive stock options, the exercise of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in Section 422(d) of the Code; to the extent that any grant exceeds such $100,000 calendar year limit, such portion of such granted Stock Option shall be deemed a Nonqualified Stock Option.

6.3    Disqualifying Disposition.    If Common Stock acquired upon exercise of an Incentive Stock Option is disposed of by an Eligible Participant prior to the expiration of either two years from the Date of Grant of such option or one year from the transfer of shares to such Eligible Participant pursuant to the exercise of such option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Eligible Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by an Eligible Participant shall not affect the status of any other option granted under the Plan as an incentive stock option within the meaning of Section 422 of the Code.

6.4    Termination.    Notwithstanding the provisions of Article VIII, an Eligible Participant’s Incentive Stock Options shall terminate no later than ninety (90) days after termination of such Participant’s employment with the Company and its Subsidiaries; provided that if such employment terminates by reason of the death or total and permanent disability (as defined in Section 22(e) of the Code) of the Participant, then such Participant’s Incentive Stock Options shall terminate no later than one hundred eighty (180) days after such termination by reason of death or disability.

6.5    Shares Available.    Grants of Incentive Stock Options may not be made with respect to the additional 300,000 shares of Common Stock reserved under this Plan pursuant to that certain amendment to the Plan dated May 10, 2000.

ARTICLE VII

Exercise of Stock Options; Reload Stock Options; Restricted Stock

7.1    Payment.    Full payment for shares purchased upon exercise of a Stock Option shall be made in cash or by the Participant’s delivery to the Company of shares of Common Stock which have a Fair Market Value equal to the option exercise price (or in any combination of cash and shares of Common Stock having an aggregate Fair Market Value equal to the option exercise price). No shares may be issued until full payment of the purchase price therefor has been made, and a Participant will have none of the rights of a stockholder until shares are issued to him. Additionally, shares covered by a Stock Option may be purchased upon exercise, in whole or in part, in accordance with the applicable stock option agreement, by authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a Stock Option, and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise and any tax withholding obligations resulting from such exercise.

7.2    Reload Stock Options.    Subject to the terms of this Section 7.2, in the event that shares are delivered by a Participant in payment of all or a portion of the exercise price of a Stock Option and/or shares are delivered to or withheld by the Company in satisfaction of the Company’s tax withholding obligations upon exercise in accordance with Section 16.6, then a Participant so exercising a Nonqualified Stock Option shall automatically be granted a replacement Nonqualified Stock Option and a Participant so exercising an Incentive Stock Option shall automatically be granted a replacement Incentive Stock Option (in either case, a “Reload Stock Option”), to purchase that number of shares so delivered to or withheld by the Company, as the case may be, at an option exercise price equal to the Fair Market Value per share of the Common Stock on the date of exercise of the original Stock Option (subject to the provisions of Article VI regarding Incentive Stock Options and, in any event not less than the par value per share of the Common Stock). The option period for a Reload Stock Option will commence on the Date of Grant and expire on the expiration date of the original Stock Option it replaces (subject to the provisions in Article VI regarding Incentive Stock Options and the provisions of Article VIII), after which the Reload Stock Option cannot be exercised. The Date of Grant of a Reload Stock Option shall be the date that the Stock Option it replaces is exercised. A Reload Stock Option shall automatically vest and be exercisable in full after the expiration of six months from its Date of Grant. It shall be a condition to the grant of a Reload Stock Option that promptly after its Date of Grant, a stock option agreement shall be delivered to, and executed and delivered by the Participant and the Company which sets forth the total number of shares subject to the Reload Stock Option, the option exercise price, the term of the Reload Stock Option and such other terms and provisions as are consistent with the Plan.

7.3    Restricted Stock.    In the event that a Participant exercises a Stock Option and receives a Reload Stock Option under Section 7.2, the following restrictions and conditions will apply to that number of the shares of Common Stock (the “Restricted Stock”) issued to the Participant upon exercise of such original Stock Option, which number of shares is equal to one-half of the sum of (i) the number of shares of Common Stock delivered by the Participant to the Company in payment of the exercise price, if any, plus (ii) the number of shares of Common Stock delivered to, or withheld by, the Company in satisfaction of the Company’s tax withholding obligations under Section 16.6, if any:

(a)    Restriction Period.    Subject to the other provisions of this Plan, each Participant shall not be permitted to sell, assign, transfer, pledge, exercise or place any encumbrance on shares of Restricted Stock and any Stock Dividends paid on or with respect to such Restricted Stock until the earliest to occur of any of the following events (such period of restriction being referred to herein as the “Restriction Period”):

(i)    the expiration of five years from the date of issuance of the Restricted Stock in the name of the Participant;

(ii)    in the case of an employee of the Company or a Subsidiary, the retirement of such Participant from the Company or the Subsidiary in accordance with the standard retirement policies of the Company or the Subsidiary, as the case may be;

(iii)    in the case of a non-employee director, officer or consultant of the Company, the cessation of service to the Company of such Participant in such capacity;

(iv)    the death of such Participant;

(v)    the total and permanent disability of such Participant (as defined in Article VIII hereof); or

(vi)    a Change in Control of the Company.

Notwithstanding the foregoing, shares of Restricted Stock, and any Stock Dividends paid in shares of Common Stock on or with respect to Restricted Stock, may be used during the Restriction Period in payment of the exercise price of any Stock Option and/or in satisfaction of the Company’s tax withholding obligations upon any such exercise in accordance with Section 16.6.

(b)    Rights with Respect to Restricted Stock.    Except as otherwise provided in the Plan, the Participant shall have, with respect to his or her Restricted Stock (and any Stock Dividends paid on such Restricted Stock), all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon. Each Participant who is to receive Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, registered in the name of the Participant, which shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock, to read substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions of the IMCO Recycling Inc. Annual Incentive Program. A copy of such Plan is on file in the offices of IMCO Recycling Inc., 5215 North O’Connor Blvd., Suite 1500, Irving, Texas 75039.”

ARTICLE VIII

Termination of Employment or Service

In the event a Participant shall cease to be employed by the Company or a Subsidiary, for any reason other than death, disability or retirement, such Participant’s Stock Options may be exercised by the Participant for a period of one hundred eighty (180) days after the Participant’s termination of employment or service, as the case may be, or until expiration of the applicable Option Period (if sooner) to the extent of the shares with respect to which such Stock Options could have been exercised by the Participant on the date of termination, and thereafter to the extent not so exercised, such Stock Options shall terminate. In addition, except as provided in Section 6.4 with respect to Incentive Stock Options, a Participant’s Stock Options may be exercised as follows in the event of such Participant’s death, disability or retirement:

(a)    Death.    In the event of death while employed, the Stock Option may be exercised, for a period of one hundred eighty (180) days after the Participant’s death or until expiration of the Stock Option period (if sooner), to the extent of the shares with respect to which the Stock Option could have been exercised by the Participant on the date of the Participant’s death, by the Participant’s estate or personal representative, or by the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the Participant’s death; and

(b)    Disability or Retirement.    In the event of termination of employment of a Participant as the result of a total and permanent disability (as defined in Section 22(e) of the Code) or as the result of retirement in accordance with the standard retirement policies of the Company or the Subsidiary, as the case may be, the Stock Option may be exercised by the Participant or his guardian for a period of one hundred eighty (180) days after such termination or until expiration of the Stock Option period (if sooner), to the extent of the shares with respect to which the Stock Option could have been exercised by the Participant on the date of such termination, after taking into account any acceleration of unmatured installments of Stock Options pursuant to Section 5.4.

Notwithstanding the foregoing, individual grants of Stock Options to Participants under the Plan may provide, pursuant to the terms of the particular stock option agreement, more restrictive terms than those contained in this Plan concerning any exercise of such Stock Options with respect to any termination of employment or service by such Participants.

ARTICLE IX

Non-Employee Director Fees

9.1    Annual Retainer.    Each non-employee director of the Company shall be entitled to an annual retainer in an amount as determined from time to time by the Board, which amount may be amended at any time and from time to time at the discretion of the Board, payable in quarterly installments in accordance with this Article IX (an “Annual Retainer”).

9.2    Payment of Annual retainer.    Each individual serving as a non-employee director as of the close of business on the date of the annual meeting of the stockholders of the Company (the “Annual Meeting Date”) shall be entitled to be paid an Annual Retainer determined as follows:

(a)     one-half (½) of the Annual Retainer payable in shares of Common Stock (the “Stock Portion”); and

(b)    one-half (½) of the Annual Retainer payable in either cash or shares of Common Stock as designated by the non-employee director’s Election (as defined herein) (the “Election Portion”).

9.3    Election.    On each Annual Meeting Date, each incumbent non-employee director shall elect and designate (each, an “Election”) to receive his Election Portion to be paid to him in either cash or in shares of Common Stock over the next twelve (12) months. The Election Portion, as well as the Stock Portion, will be paid in four equal installments, with each installment being payable on or before that date which is fifteen (15) days after the last day of each fiscal quarter of the Company succeeding such Annual Meeting Date, until the date of the next Annual Meeting of Stockholders. The number of shares to be issued in an installment shall be determined by dividing (i) an amount expressed in U.S. dollars equal to one-fourth (1/4) or one-eighth (1/8) of the Annual Retainer (depending on whether the Election Portion is payable in cash or stock), by (ii) the Fair Market Value per share of Common Stock as of the close of business on the last day of such fiscal quarter. Upon the issuance of stock certificates representing shares of Common Stock, the non-employee director shall become a stockholder of the Company with respect to such shares of Common Stock and shall be entitled to own and vote such shares in accordance with the Certificate of Incorporation and Bylaws of the Company, each as amended.

9.4     Newly-elected Directors or Newly-appointed Directors; Directors as of January 1, 2001.    If a non-employee director is elected or appointed to the Board on any date which is not an Annual Meeting Date, such new non-employee director shall make his Election within ten (10) days of his becoming a member of the Board. Additionally, each non-employee director of the Company who is serving as a director as of January 1, 2001, shall be entitled to make an Election within ten (10) business days of his receipt of notification to do so by the Board.

9.5    Proration.    If deemed appropriate, the Committee in its sole discretion may prorate the Annual Retainer amount for any non-employee director by any method that the Committee or Board deems fair and equitable under the circumstances.

9.6    Fractional Shares.    No fractional shares of Common Stock shall be issued to any non-employee director hereunder and any fraction of a share resulting from the payment of any Annual Retainer shall be paid in cash.”

ARTICLE X

Amendment or Discontinuance

Subject to the limitations set forth in this Article X, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided that no amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 under the 1934 Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon.

Subject to the foregoing, the Board shall have the power to amend the Plan in any manner advisable in order for Stock Options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act) or to qualify as “performance-based” compensation under Section 162(m) of the Code (including amendments as a result of changes to Rule 16b-3 or Section 162(m) or the regulations thereunder to permit greater flexibility with respect to Stock Options granted under the Plan), and any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Stock Options theretofore granted under the Plan, notwithstanding any contrary provisions contained in any stock option agreement. In the event of any such amendment to the Plan, the holder of any Stock Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any stock option agreement relating thereto within such reasonable time as the Committee shall specify in such request. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article X shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Stock Options theretofore granted under the Plan without the consent of the affected Participant.

ARTICLE XI

Effect of the Plan

Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any Participant any right to be granted a Stock Option to purchase or receive Common Stock of the Company or any other rights except, with respect to Stock Options, as may be evidenced by a stock option agreement, or any amendment thereto, duly authorized by and executed on behalf of the Company and then only to the extent of and upon the terms and conditions expressly set forth therein.

ARTICLE XII

Term

The effective date of this Plan shall be as of February 28, 1996, subject to stockholder approval. This Plan and any benefits granted hereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders of the Company. Unless sooner terminated by action of the Board, the Plan will terminate on the 28th day of February, 2006. Stock Options under the Plan may not be granted after that date, but Stock Options granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE XIII

Capital Adjustments

If at any time while the Plan is in effect or unexercised Stock Options are outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a Stock Dividend or through any recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then and in such event:

(i)    An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under Stock Options pursuant to the Plan, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock shall continue to be subject to being so awarded;

(ii)    A similar adjustment shall be made in the maximum number of shares of Common Stock issuable under Stock Options granted to any individual Participant in any Company fiscal year pursuant to Article III; and

(ii)    Appropriate adjustments shall be made in the number of shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to purchase at the same aggregate exercise price.

Any fractional shares resulting from any adjustment made pursuant to this Article XIII shall be eliminated for the purposes of such adjustment. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan.

ARTICLE XIV

Recapitalization, Merger and Consolidation

(a)    The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the

Company, or any issue of bonds, debentures, preferred or prior preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)    Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any outstanding Stock Option granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled.

(c)    In the event of any reorganization, merger or consolidation pursuant to which the Company is not the surviving or resulting corporation (or the Company is the surviving corporation but the voting securities of the Company are exchanged for securities, cash, property, or other consideration of or from any other entity), or of any proposed sale of substantially all of the assets of the Company, there may be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Stock Option that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving or consolidated company which were distributed or distributable to the stockholders of the Company in respect of each share of Common Stock held by them, such outstanding Stock Options to be thereafter exercisable for such stock, securities, cash or property in accordance with their terms. Notwithstanding the foregoing, however, the Board, in its sole discretion, may cancel all such Stock Options as of the effective date of any such reorganization, merger or consolidation, or of any such proposed sale of substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, and either:

(i)    give notice to each holder thereof or his personal representative of its intention to cancel such Stock Options and permit the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares subject to such outstanding Stock Options, including shares as to which such Stock Options would not otherwise be exercisable; or

(ii)    pay the holder thereof an amount equal to a reasonable estimate of an amount (hereinafter the “Spread”) equal to the difference between the net amount per share payable in such transaction or as a result of such transaction, less the exercise price of such Stock Options. In estimating the Spread, appropriate adjustments to give effect to the existence of the Stock Options shall be made, such as deeming the Stock Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

(d)    In the event of a Change in Control of the Company, then, notwithstanding any other provision in the Plan to the contrary, all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full.

(e)    Notwithstanding sub-Section (c) above of this Article XIV, in case the Company shall, at any time while any Stock Option under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property or (ii) dissolve, liquidate, or wind up its affairs, then, provided that the Board so determines in its sole discretion, each Participant may thereafter receive upon exercise hereof (in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. In the event that the Company shall, at any time prior to the expiration of any Stock Option, make any partial distribution of its assets in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of retained earnings or earned surplus and designated as such), then in such event the exercise prices then in effect with respect to each option shall be reduced, as of the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company’s Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution; provided, that in no event shall any adjustment of exercise prices in accordance with the terms of the Plan result in any exercise prices being reduced below the par value per share of the Common Stock.

(f)    Upon the occurrence of each event requiring an adjustment of the exercise price and/or the number of shares purchasable pursuant to Stock Options granted pursuant to the terms of this Plan, the Company shall mail forthwith to each Participant a copy of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant, except as to any Participant who contests such computation by written notice to the Company within thirty (30) days after receipt thereof by such Participant.

ARTICLE XV

Options in Substitution for Stock Options Granted by Other Corporations

Stock Options may be granted under the Plan from time to time in substitution for such stock options held by employees of a corporation who become or are about to become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by either of the foregoing of stock of the employing corporation as the result of which it becomes a Subsidiary. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

ARTICLE XVI

Miscellaneous Provisions

16.1    Exercise of Stock Options.    A Stock Option granted under the Plan may be exercised during its option period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth herein and in the applicable stock option agreement.

16.2    Non-Assignability.    No Stock Option granted to a Participant may be transferred or assigned, other than (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order (as defined in Section 401(a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended), provided, that in the case of an Incentive Stock Option, such transfer or assignment may occur only to the extent it will not result in disqualifying such option as an incentive stock option under Section 422 of the Code, or any successor provision. Subject to the foregoing, during a Participant’s lifetime, Stock Options granted to a Participant may be exercised only by the Participant or, provided the particular stock option agreement so provides, by the Participant’s guardian or legal representative.

16.3    Investment Intent.    The Company may require that there be presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Stock Options granted or the shares of Common Stock to be purchased or acquired hereunder are being acquired for investment and not with a view to their distribution.

16.4    No Right to Continue Employment.    Nothing in the Plan or in any Stock Option confers upon any employee the right to continue in the employ of the Company or interferes with or restricts in any way the right of the Company to discharge any employee at any time (subject to any contract rights of such employee).

16.5    Stockholders’ Rights.    The holder of a Stock Option shall have none of the rights or privileges of a stockholder except with respect to shares which have been actually issued.

16.6    Tax Requirements—Stock Options.    The obligations of the Company under the Plan shall be conditional on compliance with all applicable withholding tax obligations as required by the Code and under applicable state and local law and regulation. Any employee who exercises any Stock Option shall be required to pay the Company the amount of all taxes which the Company is required to withhold as a result of the exercise of the Stock Option. With respect to an Incentive Stock Option, in the event of a subsequent disqualifying disposition of Common Stock within the meaning of Section 422 of the Code, such payment of taxes may be made in cash, by check or through the delivery of shares of Common Stock which the employee then owns, which shares have an aggregate Fair Market Value equal to the required withholding payment, or any combination thereof. With respect to the exercise of a Nonqualified Stock Option, the Participant’s obligation to pay such taxes may be satisfied by the following, or any combination thereof: (i) the delivery of cash to the Company in an amount that satisfies the required tax withholding obligation of the Company; (ii) the actual delivery by the exercising Participant to the Company of shares of Common Stock which the Participant owns (excluding any Common Stock acquired within six months prior to the date of exercise), which shares so delivered have an aggregate Fair Market Value which equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding payment; or (iii) the company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the statutory minimum requirement for tax withholding payment. Any such withholding payments with respect to the exercise of a Nonqualified Stock Option made by a Participant in cash or by actual delivery of shares of Common Stock shall be required to be made within thirty (30) days after the delivery to the Participant of any certificate representing the shares of Common Stock acquired upon exercise of the Stock Option.

16.7    Indemnification of Board and Committee.    No member of the Board or the Committee, nor any officer, employee or agent of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and every officer, employee or agent of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. Each member of the Board and the Committee shall, in the performance of his or her duties under the Plan, be fully protected in relying in good faith upon the audited and unaudited financial statements of the Company as contemplated by the terms of the Plan.

16.8    Effect on Participation.    The grant of a Stock Option to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, as the case may be, participation in any other future grant of Stock Options under the Plan or otherwise, or in any other compensation or benefit plan of the Company or in any of its Subsidiaries currently existing or hereafter established.

16.9    Other Compensation Agreements.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

16.10    Gender and Number.    Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

* * * * * * * * *

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of the 12th day of February, 2001 by its Chief Executive Officer pursuant to prior action taken by the Board.

IMCO RECYCLING INC.

By:	/s/ Don v. Ingram
Don V. Ingram Chief Executive Officer

Attest:

/s/ Paul V. Dufour
Paul V. Dufour Secretary